SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                  Amendment #1

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


               Date of Report:                     September 24, 2003

               Date of Earliest Event Reported:    July 18, 2003


                                 Verdisys, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


      California                      333-64122                  22-3755993
----------------------         ------------------------      -------------------
(State of Organization)        (Commission File Number)       (I.R.S. Employer
                                                             Identification No.)


                      10600 N. De Anza Boulevard, Suite 250
                           Cupertino, California 95014
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                                 (858) 618-1085
                          ----------------------------
                          Registrants Telephone Number


                         Reconstruction Data Group, Inc.
                          11650 Iberia Place, Suite 201
                           San Diego, California 92128
                                 (858) 618-1085
                     --------------------------------------
                     (Former Name or Address of Registrant)

Verdisys, Inc. (formerly Reconstruction Data Group, Inc.)     Report on Form 8-K


Item 1. Changes in Control of Registrant
----------------------------------------

On April 24, 2003 Reconstruction Data Group, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Agreement") with Verdisys, Inc. (a California Corporation) ("Verdisys ") to acquire all of the issued and outstanding common stock of Verdisys, subject to the completion of mutual due diligence examinations and the completion of the acquisition of Verdisys, Inc. by Reconstruction Data Group, Inc.


The closing of the Agreement occurred on July 18, 2003, subject to processing of the appropriate state filings required to complete the transaction. In connection with the Agreement, the Company will issue an aggregate of 25,202,539 shares of its restricted common stock, par value $0.001 per share, to the shareholders of Verdisys in exchange for the 25,202,539 shares of Verdisys common stock owned by approximately 350 shareholders.


In connection with Closing of the Agreement, the Company is changing its name to "Verdisys, Inc." and is changing the OTCBB symbol under which our common stock trades on the Over-The-Counter Bulleting Board. The current directors and officers shall resign their positions as directors and officers of the Company. As a result, the Company will have experienced a change in control.


In connection with reorganization, at or prior to Closing (i) certain shareholders of the Company have agreed to have canceled an aggregate 2,151,500 shares of common stock, representing approximately 58.92% of our 3,651,500 shares of common stock currently outstanding, leaving 1,500,000 shares of common stock outstanding, and (ii) the Company will issue 25,202,539 newly issued, restricted shares of common stock in exchange for all of the issued and outstanding shares of Verdisys.


Following the Closing of the transaction Verdisys Shareholders will own approximately 95.6% of the issued and outstanding shares of the Company.


Following the share exchange, Reconstruction Data Group, Inc. will have 26,702,539 common shares issued and outstanding. The following are the Officers, Directors and the shareholders that will beneficially own five percent or more of Reconstruction Data Group, Inc.


                                                             Number of    % of Total
Name                                     Class of Shares   Shares Held   Outstanding
-----------------------------------      ---------------   -----------   -----------

Dan Williams, CEO/President                Common Stock       591,667        2.22
25045 I-45 North #525
The Woodlands, TX 77380

David Mauz, COO                            Common Stock       394,222        1.48
25045 I-45 N. #525
The Woodlands, TX 77380

Andrew Wilson, CFO                         Common Stock        25,208        0.09
201 Tipperary Lane
Alameda, CA 94502

Mark Crone, Secretary/ General Counsel     Common Stock             0         0.0
28 Woodland Drive
Granby, Connecticut 06035

Paul Schroeder, Controller                 Common Stock        65,000        0.24
10600 N. De Anza Blvd. #250
Cupertino, CA 95014

Ron Robinson, Chairman/Director            Common Stock       300,000        1.11
10600 N. De Anza Blvd. #250
Cupertino, CA 95014

John Block, Director                       Common Stock        90,000        0.34
655 15th NW Suite 700
Washington, DC 20005

Joe Penbera, Director                      Common Stock     1,163,952        4.37
4921 N. Van Ness
Fresno, CA 93704

Fred Ruiz, Director                        Common Stock       130,000        0.49
P.O. Box 37
Dinuba, CA 93618

                                   Page 2 of 4

Verdisys, Inc. (formerly Reconstruction Data Group, Inc.)     Report on Form 8-K


                                                             Number of    % of Total
Name                                     Class of Shares   Shares Held   Outstanding
-----------------------------------      ---------------   -----------   -----------

James Woodward III, Director               Common Stock       122,000        0.46
2909 W. Fallbrook Ave.
Fresno, CA 93711

Eric McAfee, Director                      Common Stock       125,000        0.47
10600 N. De Anza Blvd. #250
Cupertino, CA 95014

Berg McAfee Companies                      Common Stock     8,394,271       31.55
(an entity controlled by Eric McAfee
and Clyde Berg)
10600 N. De Anza Blvd. #250
Cupertino, CA 95014

Clyde Berg                                 Common Stock       375,000        1.41
10600 N. De Anza Blvd. #250
Cupertino, CA 95014

Number  of shares  beneficially  owned by  officers  and  directors  as a group:
11,401,320 representing 42.86% of the issued and outstanding common shares.

Mr. Scott Baker will resign as the President and will resign as a director of the Company. Executive officers and directors of Verdisys will be appointed to fill vacancies created by the resignations. Dan Williams will be our Chief Executive Officer and President of the Company and the remaining appointments are being made as indicated in the above table of ownership.

Pursuant to the Agreement and Plan of Merger, vested options to purchase common stock in Verdisys, Inc. at $0.10 per share will be converted to corresponding options to purchase Reconstruction Data group common shares at equivalent terms. These options if converted would result in the issuance of 1,764,082 common shares. Some of these options are held by the officers and directors of Verdisys, Inc.

The Company knows of no other arrangement or events, the happening of which will result in a change in control.


Item 2. Acquisition or Disposition of Assets.
---------------------------------------------

Agreement and Plan of Merger with Verdisys, Inc.
------------------------------------------------

On April 24, 2003, Reconstruction Data Group, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Agreement") with Verdisys, Inc. ("Verdisys ") to acquire all of the issued and outstanding common stock of Verdisys, discussed previously in item 1 of this current report.


Reconstruction Data Group, Inc. will deliver to the Verdisys Shareholders stock certificates in accordance with Agreement totaling 25,202,539 shares of Reconstruction Data Group, Inc. Common Stock, in exchange for 100% of Verdisys issued and outstanding common stock.


The Board considered, including but not limited to the following factors when determining the amount of consideration for this Agreement. The historic losses of the company, lack of current net profits, limited liquidity of the company's Common Stock and the current lack of available capital resources were considered when making its valuation of the compensation related to the Agreement. The Board further considered the current level development of Verdisys, Inc.'s existing operations, their potential to expand operations, the experience of its management team, and believes this agreement will be beneficial to the shareholders.

Verdisys, Inc. and its management had no prior relationship with the registrant, any affiliates of the registrant, any director or officer of the registrant, or any associate of any such director or officer. Reconstruction Data Group, Inc. sought potential opportunities to expand operations and initiated contact with Verdisys, Inc.

In connection with the Agreement and Plan of Merger, all assets and liabilities of the ARC network are intended to be acquired by Scott Baker, the former president in consideration for the cancellation of 1,485,000 shares of common stock currently held by Mr. Baker. The development of the Arc Network as an industry forum for Accident Reconstruction is shifting potentially toward a non-profit type entity. The ARC Network operations have benefited little from the public entity and have been burdened by the expense. This is disposition of assets is subject to applicable approvals.

Verdisys, Inc. (formerly Reconstruction Data Group, Inc.)     Report on Form 8-K


Item 7. Financial Statements and Exhibits
-----------------------------------------

Financial Statements
--------------------

Verdisys,   Inc.  (formerly,   Reconstruction  Data  Group,  Inc.)  provides  by
attachment to this current report the required financial statements.

Exhibits
--------

Verdisys, Inc. (formerly, Reconstruction Data Group, Inc.) incorporates by reference Current Report on Form 8-K as filed July 18, 2003 with the Securities and Exchange Commission, including Exhibit (2) - Agreement and Plan of Reorganization - Dated April 24, 2003, as amended June 30, 2003, attached and incorporated into such report.









                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    VERDISYS, INC.
                                            ------------------------------


Date: September 24, 2003            By: \s\ Dan Williams, President
                                        ----------------------------------------
                                          Dan Williams, President
                                          Principal Executive Officer

Date: September 24, 2003            By: \s\ David Mauz, COO
                                        ----------------------------------------
                                          David Mauz, Chief Operations Officer

Date: September 24, 2003            By: \s\ Andrew Wilson, CFO
                                        ----------------------------------------
                                          Andrew Wilson, Chief Financial Officer
                                          Principal Accounting Officer

Verdisys, Inc. (formerly Reconstruction Data Group, Inc.)     Report on Form 8-K
                                                                      Attachment


                                 Verdisys, Inc.
                              Financial Statements

                                Table of Contents


                                                                  Page Number
                                                                  -----------

Section 1

   Balance Sheet for the period ending June 30, 2003                   2

   Statements of Operations                                            3
     Three and Six Months Ended June 30, 2003 and 2002

   Statements of Cash Flow                                             4
     Six Months Ended June 30, 2003 and 2002

   Notes to Financial Statements                                       5


Section 2

   Independent Auditors' Report                                        7

   Balance Sheet as of December 31, 2002                               8

   Statements of Operations                                            9
     Years Ended December 31, 2002 and 2001

   Statements of Stockholders' Deficit                                10
     Years Ended December 31, 2001 and 2002

   Statements of Cash Flow                                            12
     Years Ended December 31, 2002 and 2001

   Notes to Financial Statements                                      13

Section 3

   Pro Forma Consolidated Condensed Balance Sheet                     20

   Notes to Pro Forma Consolidated Condensed Balance Sheet            21

Verdisys, Inc. (formerly Reconstruction Data Group, Inc.)     Report on Form 8-K
                                                                      Attachment


                                 VERDISYS, INC.
                                  BALANCE SHEET
                                  June 30, 2003
                                   (Unaudited)

         ASSETS

Current Assets
   Cash                                                           $      97,542
   Accounts receivable, net                                             309,417
   Other current assets                                                  34,551
                                                                  --------------

         Total Current Assets                                           441,510
                                                                  --------------


Property and equipment, net of accumulated depreciation of $42,713        2,874
License, net of accumulated amortization of $45,834                   2,704,166
                                                                  --------------

         Total Assets                                             $   3,148,550
                                                                  ==============


         LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
   Accounts payable                                               $     440,116
   Accrued expenses                                                     486,237
   Deferred revenue                                                      52,873
   Notes payable to stockholders                                        324,106
   Note payable on license                                            2,553,114
                                                                  --------------

         Total Current Liabilities                                    3,856,446
                                                                  ==============

Long Term Liabilities
   Deferred revenue, less current portion                               187,898
                                                                  --------------

         Total Liabilities                                            4,044,344
                                                                  --------------


Commitments & Contingencies

Stockholders' Deficit
   Convertible preferred stock, no par value,
    40,000,000 shares authorized
         Series A, 2,000,000 shares allocated, none outstanding
         Series B, none issued and outstanding
   Common stock, no par value, 60,000,000 shares authorized,
    25,202,539 shares issued and outstanding                          8,678,475
   Additional paid in capital                                         3,006,988
   Accumulated deficit                                              (12,581,257)
                                                                  --------------

         Total Stockholders' Deficit                                   (895,794)
                                                                  --------------

                  Total Liabilities and Stockholders' Deficit     $   3,148,550
                                                                  ==============

Verdisys, Inc. (formerly Reconstruction Data Group, Inc.)     Report on Form 8-K
                                                                      Attachment


                                 VERDISYS, INC.
                            STATEMENTS OF OPERATIONS
                Three and Six Months Ended June 30, 2003 and 2002
                                   (Unaudited)


                                                  Three Months                             Six Months
                                                 Ended June 30,                          Ended June 30,
                                             2003               2002                 2003               2002
                                       ----------------   ----------------     ----------------   ----------------

Revenue                                $      487,843     $      127,878       $      624,291     $      206,823

Cost of services provided                     281,500            109,697              390,064            197,454
Selling, general & administrative             957,595            526,735            1,187,693            863,475
Depreciation & amortization                    46,274              2,176               46,714              4,890
Impairment                                  1,000,000                               1,000,000
Debt forgiveness income                      (460,235)                               (460,235)
                                       ----------------   ----------------     ----------------   ----------------

         Total operating expenses           1,825,134            638,608            2,164,236          1,065,819

         Operating loss                    (1,337,291)          (510,730)          (1,539,945)          (858,996)
                                       ----------------   ----------------     ----------------   ----------------

Other expense
   Interest expense                           (60,197)           (41,007)             (96,838)           (62,878)
                                       ----------------   ----------------     ----------------   ----------------

         NET LOSS                      $   (1,397,488)    $     (551,737)      $   (1,636,783)    $     (921,874)
                                       ================   ================     ================   ================


Basic and diluted net loss per share   $         (.08)    $         (.04)      $         (.10)    $         (.07)

Weighted average shares outstanding        18,376,272         13,553,139           16,199,706         13,553,139

Verdisys, Inc. (formerly Reconstruction Data Group, Inc.)     Report on Form 8-K
                                                                      Attachment


                                 VERDISYS, INC.
                             STATEMENTS OF CASH FLOW
                     Six Months Ended June 30, 2003 and 2002
                                   (Unaudited)

                                                              2003                2002
                                                        ----------------    ----------------

Cash Flows from Operating Activities
   Net loss                                             $   (1,636,783)     $     (921,874)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Stock issued for services                                  315,929
    Issuance of options and warrants for services              545,551             315,127
    Depreciation and amortization                               46,714               4,890
    Impairment expense                                       1,000,000
    Debt forgiveness income                                   (460,235)
    Changes in:
     Accounts receivable                                      (299,015)           (125,208)
     Other current assets                                        8,070
     Accounts payable                                           (2,323)             83,590
     Accrued expenses                                         (112,595)            156,316
     Deferred revenue                                          104,224             112,875
                                                        ----------------    ----------------

  Net Cash Used In Operating Activities                       (490,463)           (374,284)
                                                        ----------------    ----------------

Cash Flows from Investing Activities
  Purchase of property and equipment                                                (5,286)
  Cash payments for license                                   (100,000)
                                                        ----------------    ----------------

  Net Cash Used Investing Activities                          (100,000)             (5,286)
                                                        ----------------    ----------------

Cash Flows from Financing Activities
  Proceeds from sales of common stock                          764,150
  Proceeds from exercise of warrants                            56,500
  Payments on notes payable to stockholders                    (35,894)
  Payments on note payable on license                          (96,886)
  Proceeds from sales of preferred stock                                           380,000
                                                        ----------------    ----------------

  Net Cash Provided by Financing Activities                    687,870             380,000
                                                        ----------------    ----------------

Net change in cash                                              97,407                 430
Cash at beginning of period                                        135               3,397
                                                        ----------------    ----------------

Cash at end of period                                   $       97,542      $        3,827
                                                        ================    ================

Non-cash transactions:
  Purchase of license with note payable                 $    2,650,000
  Conversion of notes payable and accrued interest to
    investors to common stock                                1,506,190
  Conversion of Series B preferred stock to common             705,000
  Warrant exercised with accounts payable                       95,000
  Stock issued for accounts payable                             16,666
  Warrant exercised with notes payable to investors             20,000

Verdisys, Inc. (formerly Reconstruction Data Group, Inc.)     Report on Form 8-K
                                                                      Attachment


                                 VERDISYS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Verdisys, Inc. ("Verdisys") have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in Verdisys' Annual Report filed with the SEC on Form 8-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for 2002 as reported in the 8-K have been omitted.


NOTE 2 - STOCK OPTIONS AND WARRANTS

Stock options and warrants. Verdisys accounts for non-cash stock-based compensation issued to non-employees in accordance with the provisions of SFAS No. 123 and EITF No. 96-18, Accounting for Equity Investments That Are Issued to Non-Employees for Acquiring, or in Conjunction with Selling Goods or Services. Common stock issued to non-employees and consultants is based upon the value of the services received or the quoted market price, whichever value is more readily determinable. Verdisys accounts for stock options and warrants issued to employees under the intrinsic value method. Under this method, Verdisys recognizes no compensation expense for stock options or warrants granted when the number of underlying shares is known and the exercise price of the option or warrant is greater than or equal to the fair market value of the stock on the date of grant. The following table illustrates the effect on net loss and net loss per share if Verdisys had applied the fair value provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.


In April 2003, Verdisys issued 1,280,000 10 year $.10 options to employees. 30,000 options vest monthly over three months, 750,000 options vest quarterly over three years, 300,000 options vest quarterly over one year and 200,000 options vest quarterly over two years. The intrinsic value of these options totals $193,250.


In April 2003,  Verdisys  issued  100,000 $.10  warrants  that expire in January
2007.

During the summer of 2003, Verdisys negotiated settlements with 9 vendors plus the two original founders for various debts carried on the books. One of the founders was issued 150,000 warrants exercisable at $.10 and valued at $.40 or $60,000.

                                                         2003             2002
                                                    --------------   --------------

     Net loss as reported                           $  (1,636,783)   $    (921,874)
     Less: stock based compensation determined
         under fair valued-based method                         0                0
                                                    --------------   --------------

         Pro forma net loss                         $  (1,636,783)   $    (921,874)
                                                    ==============   ==============

     Basic and diluted net loss per common share:
         As reported                                $        (.10)   $        (.07)
         Pro forma                                           (.10)            (.07)

The weighted average fair value of the stock options granted during 2003 and 2002 was $.50 and $.50, respectively. Variables used in the Black-Scholes option-pricing model include (1) 5.0% risk-free interest rate, (2) expected option life is the actual remaining life of the options as of each year end, (3) expected volatility is zero, and (4) zero expected dividends.

Verdisys, Inc. (formerly Reconstruction Data Group, Inc.)     Report on Form 8-K
                                                                      Attachment


                                 VERDISYS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 3 - LATERAL DRILLING LICENSE

In April 2003, an individual licensed his lateral drilling technology and equipment to Verdisys. Verdisys is required to pay $2,750,000 plus 10 percent of related gross revenue. $100,000 was due upon signing and a note payable for $2,650,000 plus 8 percent is to be paid out from May 2003 through March 2004 for a total payout of $2,970,000.


NOTE 4 - DEBT FORGIVENESS INCOME

During the summer of 2003, Verdisys negotiated settlements with 9 vendors plus the two original founders for various debts carried on the books at $1,096,501 for $71,600 cash, 33,333 shares of stock (valued at $.50 or $16,666) and 150,000 warrants exercisable at $.10 and valued at $.40 or $60,000. $460,235 is shown in 2003 as debt forgiveness income for the vendors and the $548,000 related to the original founders is shown in 2003 as a contribution to capital.


NOTE 5 - SOFTWARE IMPAIRMENT

Verdisys reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. Verdisys assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value. In April 2003, Verdisys issued 2,000,000 shares of common stock for software. The shares were valued at $1,000,000. The software has been determined to not be useful and was fully impaired as of June 30, 2003.

Verdisys, Inc. (formerly Reconstruction Data Group, Inc.)     Report on Form 8-K
                                                                      Attachment




                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
  Verdisys, Inc.
  Houston, Texas

We have audited the accompanying balance sheet of Verdisys, Inc. as of December 31, 2002 and the related statements of operations, stockholders' deficit and cash flows for each of the two years then ended. These financial statements are the responsibility of Verdisys' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Verdisys, Inc. as of December 31, 2002 and the results of its operations and cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.

MALONE & BAILEY, PLLC
www.malone-bailey.com
Houston, Texas

May 27, 2003,
 except Notes 11 and 12,
 for which the date is
 September 18, 2003

Verdisys, Inc. (formerly Reconstruction Data Group, Inc.)     Report on Form 8-K
                                                                      Attachment


                                 VERDISYS, INC.
                                  BALANCE SHEET
                                December 31, 2002


         ASSETS

Current Assets
   Cash                                                           $         135
   Accounts receivable, net                                              10,402
   Employee advances                                                     42,620
                                                                  --------------

         Total Current Assets                                            53,157
                                                                  --------------

Property and equipment, net of accumulated depreciation of $41,833        3,755
                                                                  --------------

         Total Assets                                             $      56,912
                                                                  ==============


         LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
   Accounts payable                                               $   1,562,339
   Accrued expenses                                                     905,461
   Deferred revenue                                                      56,180
   Notes payable to stockholders                                      1,579,562
                                                                  --------------

         Total Current Liabilities                                    4,103,542

Long Term Liabilities
   Deferred revenue, less current portion                                80,367
                                                                  --------------

         Total Liabilities                                            4,183,909
                                                                  --------------

Commitments & Contingencies

Stockholders' Deficit
   Convertible preferred stock, no par value,
     40,000,000 shares authorized
       Series A, 2,000,000 shares allocated, none outstanding
       Series B, 1,410,000 shares issued and outstanding                705,000
   Common stock, no par value, 60,000,000 shares authorized
     13,553,139 shares issued and outstanding                         4,199,040
  Additional paid in capital                                          1,913,437
  Accumulated deficit                                               (10,944,474)
                                                                  --------------

         Total Stockholders' Deficit                                 (4,126,997)
                                                                  --------------

         Total Liabilities and Stockholders' Deficit              $      56,912
                                                                  ==============


               See accompanying summary of accounting policies and
                         notes to financial statements.

Verdisys, Inc. (formerly Reconstruction Data Group, Inc.)     Report on Form 8-K
                                                                      Attachment


                                 VERDISYS, INC.
                            STATEMENTS OF OPERATIONS
                     Years Ended December 31, 2002 and 2001


                                                 2002                2001
                                           ----------------    ----------------

Revenue                                    $      287,190      $      162,406


Cost of services provided                         276,454             157,984
Selling, general & administrative               3,002,470           2,145,651
Bad debts                                           9,368              12,984
Depreciation                                       11,380              13,434
                                           ----------------    ----------------

         Total operating expenses               3,299,672           2,330,053
                                           ----------------    ----------------

         Operating loss                        (3,012,482)         (2,167,647)
                                           ----------------    ----------------

Other income and (expense)
   Interest income                                     21               4,350
   Interest expense                              (116,321)           (333,823)
                                           ----------------    ----------------

         NET LOSS                          $   (3,128,782)     $   (2,497,120)
                                           ================    ================



Basic and diluted net loss per share       $         (.23)     $         (.19)

Weighted average shares outstanding            13,553,139          13,108,389




















               See accompanying summary of accounting policies and
                         notes to financial statements.

Verdisys, Inc. (formerly Reconstruction Data Group, Inc.)     Report on Form 8-K
                                                                      Attachment


                                 VERDISYS, INC.
                       STATEMENT OF STOCKHOLDERS' DEFICIT
                     Years Ended December 31, 2001 and 2002


                                                    Preferred Series A                  Preferred Series B
                                                  Shares           Amount             Shares           Amount
                                              --------------   --------------     --------------   --------------

Balances, December 31, 2000                         148,761    $      72,374

Shares issued for cash

Series B preferred shares issued for cash                                               650,000    $     325,000

Conversion of Series A to common stock             (148,761)         (72,374)

Options issued for services

Warrants issued for interest

Net loss
                                              --------------   --------------     --------------   --------------

Balances, December 31, 2001                               0                0            650,000          325,000

Series B preferred shares issued for cash                                               760,000          380,000

Options issued for services

Warrants issued for services

Warrants issued for interest

Net loss
                                              --------------   --------------     --------------   --------------

Balances, December 31, 2002                               0    $           0          1,410,000    $     705,000
                                              ==============   ==============     ==============   ==============















               See accompanying summary of accounting policies and
                         notes to financial statements.

Verdisys, Inc. (formerly Reconstruction Data Group, Inc.)     Report on Form 8-K
                                                                      Attachment


                                 VERDISYS, INC.
                       STATEMENT OF STOCKHOLDERS' DEFICIT
                     Years Ended December 31, 2001 and 2002


                                                       Common Stock                 Retained
                                                  Shares           Amount           Deficit            Totals
                                              --------------   --------------    --------------    --------------

Balances, December 31, 2000                      12,663,638    $   4,596,521     $  (5,318,572)    $    (649,677)

Shares issued for cash                              740,740          100,000                             100,000

Series B preferred shares issued for cash                                                                325,000

Conversion of Series A to common stock              148,761           72,374                                   0

Options issued for services                                          341,324                             341,324

Warrants issued for interest                                         204,167                             204,167

Net loss                                                                            (2,497,120)       (2,497,120)
                                              --------------   --------------    --------------    --------------

Balances, December 31, 2001                      13,553,139        5,314,386        (7,815,692)       (2,176,306)

Series B preferred shares issued for cash                                                                380,000

Options issued for services                                          401,291                             401,291

Warrants issued for services                                         392,000                             392,000

Warrants issued for interest                                           4,800                               4,800

Net loss                                                                            (3,128,782)       (3,128,782)
                                              --------------   --------------    --------------    --------------

Balances, December 31, 2002                      13,553,139        6,112,477     $ (10,944,474)    $  (4,126,997)
                                              ==============   ==============    ==============    ==============
Less common stock                                                  4,199,040
                                                               --------------

Additional paid in capital                                     $   1,913,437
                                                               ==============











               See accompanying summary of accounting policies and
                         notes to financial statements.

Verdisys, Inc. (formerly Reconstruction Data Group, Inc.)     Report on Form 8-K
                                                                      Attachment


                                 VERDISYS, INC.
                             STATEMENTS OF CASH FLOW
                     Years Ended December 31, 2002 and 2001


                                                                      2002                2001
                                                                ----------------    ----------------
Cash Flows from Operating Activities
   Net loss                                                     $   (3,128,782)     $   (2,497,120)
     Adjustments to reconcile net loss to net cash used in
       operating activities:
     Issuance of options and warrants for services                     793,291             341,324
     Issuance of stock options for interest expense                      4,800             204,167
     Depreciation                                                       11,380              13,434
     Bad debts                                                           9,368              12,984
     Changes in:
       Accounts receivable                                              47,490             (47,710)
       Other current assets                                            (42,620)              3,152
       Accounts payable                                              1,099,557              53,112
       Accrued expenses                                                687,435             165,643
       Deferred revenue                                                136,547             (29,500)
                                                                ----------------    ----------------

   Net Cash Used In Operating Activities                              (381,534)         (1,780,514)
                                                                ----------------    ----------------

Cash Flows from Investing Activities
   Purchase of property and equipment                                   (5,286)
                                                                ----------------

Cash Flows from Financing Activities
   Proceeds from notes payable to stockholders                           3,558           1,130,994
   Proceeds from sales of common stock                                                     100,000
   Proceeds from sales of preferred stock                              380,000             325,000
                                                                ----------------    ----------------

   Net Cash Provided by Financing Activities                           383,558           1,555,994
                                                                ----------------    ----------------

Net change in cash                                                      (3,262)           (224,520)
Cash at beginning of year                                                3,397             227,917
                                                                ----------------    ----------------

Cash at end of year                                             $          135      $        3,397
                                                                ================    ================


Cash paid during the year for:
   Interest                                                     $            0      $            0

Supplemental disclosure of non-cash transactions:
  Conversion of Series A preferred stock to common                                  $       72,374








               See accompanying summary of accounting policies and
                         notes to financial statements.

Verdisys, Inc. (formerly Reconstruction Data Group, Inc.)     Report on Form 8-K
                                                                      Attachment


                                 VERDISYS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Business.  Verdisys, Inc. ("Verdisys") was formed in California on April 7, 1999
---------
as TheAgZone, Inc. to build and operate an agricultural e-commerce website portal. This plan was pursued until fall of 2000 when funding was depleted. In January 2001 the name was changed to Verdisys, Inc. and the agricultural website portal operation was terminated. In May 2001, Verdisys began selling secure intra-company and wide-area network satellite communications systems. The 2002 business plan involved providing satellite linkages to energy companies to manage distant oil and gas pumping wells, power distribution and other equipment sites by remote computer control.

In June 2003, Verdisys began a new line of business in lateral drilling for the search and production of oil and gas reserves using licensed technology acquired April 2003.

Management estimates. The preparation of financial statements in conformity with
---------------------
accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as certain financial statement disclosures. While management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from these estimates.

Cash Equivalents.  Highly liquid  investments with original  maturities of three
-----------------
months or less are considered cash equivalents.

Revenue  Recognition.  Revenue is  derived  from  sales of  satellite  hardware,
---------------------
satellite bandwidth and satellite service. Revenue from satellite hardware is recognized when the hardware is installed. Revenue from satellite bandwidth is recognized evenly over the term of the contract. Revenue from satellite service is recognized when the services are performed. Verdisys provides no warranty but sells commercially obtained 3 to 12 month warranties for satellite hardware. Verdisys has no return policy.

Allowance  for  Doubtful  Accounts.  Bad debt  expense  is  recognized  based on
-----------------------------------
management's estimate of likely losses per year, based on past experience and an estimate of current year uncollectible amounts. The allowance was $22,352 as of December 31, 2002.

Property  and  equipment  is  valued  at cost.  Additions  are  capitalized  and
----------------------------------------------
maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are three years for computers and seven years for furniture.

Impairment  of Long-Lived  Assets.  Verdisys  reviews the carrying  value of its
----------------------------------
long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. Verdisys assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

Stock  options  and  warrants.   Verdisys  accounts  for  non-cash   stock-based
------------------------------
compensation issued to non-employees in accordance with the provisions of SFAS No. 123 and EITF No. 96-18, Accounting for Equity Investments That Are Issued to Non-Employees for Acquiring, or in Conjunction with Selling Goods or Services. Common stock issued to non-employees and consultants is based upon the value of the services received or the quoted market price, whichever value is more readily determinable. Verdisys accounts for stock options and warrants issued to employees under the intrinsic value method. Under this method, Verdisys recognizes no compensation expense for stock options or warrants granted when the number of underlying shares is known and the exercise price of the option or warrant is greater than or equal to the fair market value of the stock on the date of grant. The following table illustrates the effect on net loss and net loss per share if Verdisys had applied the fair value provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

Verdisys, Inc. (formerly Reconstruction Data Group, Inc.)     Report on Form 8-K
                                                                      Attachment



                                                       2002            2001
                                                  -------------    -------------

Net loss as reported                              $ (3,128,782)    $ (2,497,120)

Less: stock based compensation determined
      under fair value-based method                          0                0
                                                  -------------    -------------

      Pro forma net loss                          $ (3,128,782)    $ (2,497,120)
                                                  =============    =============

Basic and diluted net loss per common share:
As reported                                       $       (.23)    $       (.19)
Pro forma                                                 (.23)            (.19)



The weighted average fair value of the stock options granted during 2002 and 2001 was $.50 and $.25, respectively. Variables used in the Black-Scholes option-pricing model include (1) 5.0% risk-free interest rate, (2) expected option life is the actual remaining life of the options as of each year end, (3) expected volatility is zero, and (4) zero expected dividends.

Income  Taxes.  Income tax expense is based on reported  earnings  before income
--------------
taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes, and are measured by applying tax rates in effect in years in which the differences are expected to reverse.

Basic and  diluted  earnings  per share.  Basic  earnings  per share  equals net
----------------------------------------
earnings divided by weighted average shares outstanding during the year. Diluted earnings per share include the impact of common stock equivalents using the treasury stock method when the effect is dilutive. There were no dilutive securities during the periods presented.

Recently issued accounting pronouncements. Verdisys does not expect the adoption
------------------------------------------
of recently issued accounting pronouncements to have a significant impact on their results of operations, financial position or cash flow.


NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2002:

     Description                           Life             Amount
     -----------                           ----             ------
     Computer equipment                   3 years          $ 28,065

     Other equipment and furniture        7 years            17,523

     Furniture and fixtures               7 years             2,195
                                                           --------

                                                             45,588

             Less: accumulated depreciation                 (41,833)
                                                           --------


                                                           $  3,755
                                                           ========


Depreciation expense totaled $11,380 and $13,434 in 2002 and 2001, respectively.

Verdisys, Inc. (formerly Reconstruction Data Group, Inc.)     Report on Form 8-K
                                                                      Attachment


NOTE 3 - DEFERRED REVENUE

Typical satellite bandwidth contracts cover 36 months. Verdisys receives the cash up front, records deferred revenue and recognizes revenue evenly over the contract. $56,180 will be recognized in 2003 and $80,367 will be recognized during 2004 and 2005.


NOTE 4 - NOTES PAYABLE TO STOCKHOLDERS

Notes payable as of December 31, 2002 consists of the following:

     "Bridge debt" notes payable, with 10% interest,
     no collateral, convertible to Series B convertible
     preferred stock at conclusion of that financing,
     and due as follows:
        - amounts past due                                          $    590,000
        - amount due after at least $1 million in Series B
          Preferred Stock sales                                          200,000

     "Convertible notes," with 10% interest, no collateral,
     convertible to Series B convertible preferred stock
     at conclusion of that financing, and due in 2003                    686,004

     Note payable to a stockholder, with 8% interest and
     no collateral, and past due                                         103,558
                                                                    ------------

                                                                    $  1,579,562
                                                                    ============

The Series B convertible preferred stock financing was scheduled to expire in July 2002 but was extended and expired in July 2003.

The "bridge debt" notes were issued from December 2000 to July 2001. A total of $1,100,000 was raised and $310,000 was converted to Convertible Notes, as summarized above. In connection with these issuances, 1,500,000 warrants were issued with exercise prices of $.10 to $.15 per share, and another 448,575 warrants were issued with exercises prices of $.75 to $2.00 per share. Related interest expense of $184,167 was recorded in 2001 for these bridge debt warrants and another $20,000 in interest expense was recorded for "convertible notes" as described below.

The "convertible notes" were issued from February through May 2001 for total proceeds of $376,004. $310,000 in notes was transferred from "bridge debt" for total convertible notes of $686,004. In connection with these issuances, 231,998 warrants were issued with exercise prices of $2 per share. Since this exercise price was above the stock selling price at that time, no interest expense was recorded.

Verdisys, Inc. (formerly Reconstruction Data Group, Inc.)     Report on Form 8-K
                                                                      Attachment


NOTE 5 - INCOME TAXES

Verdisys uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During 2002 and 2001, Verdisys incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $9,300,000 at December 31, 2002, and will expire in the years 2019 through 2022.

At December 31, 2002, deferred tax assets consisted of the following:

                                                          2002
                                                    ----------------

        Deferred tax assets

          Net operating losses                      $    3,172,000

          Less:  valuation allowance                    (3,172,000)
                                                    ----------------

        Net deferred tax asset                      $            0
                                                    ================


NOTE 6 - PREFERRED STOCK

3,436,996 shares of Series A preferred stock were issued in 1999 and 2000 at $1.50 per share, and all have been converted to common stock on a one-for-one basis. This Series had a stated $.15 noncumulative dividend, with a $1.50 per share liquidation preference and redemption price. They were convertible anytime by the holder at the current conversion price as stated, and convertible automatically 12 months after issuance.

650,000 and 760,000 shares of Series B preferred stock were issued in 2001 and 2002, respectively, for $.50 per share. There is a $.10 noncumulative dividend, with a $.50 per share liquidation preference and redemption price. They are convertible anytime by the holder into common shares on a one-for-one basis, and must be converted upon completion of an initial public offering. The conversion rate is adjustable on the occurrence of certain events such as a change in the offering price of Verdisys common stock.


NOTE 7 - STOCK OPTIONS AND WARRANTS

Verdisys follows the disclosure requirements of FASB Statement 123, Accounting for Stock Based Compensation Plans. Verdisys' Stock Option Plan provides for the grant of both qualified and non-qualified options to directors, employees and consultants. In addition, Verdisys issues stock warrants from time to time to employees, consultants, stockholders and creditors as additional financial incentives. The plans and warrants issuance are administered by the Board of Directors, who have substantial discretion to determine which persons, amounts, time, price, exercise terms, and restrictions, if any. Options differ from warrants only in that options are issued to employees and directors and warrants are issued to consultants and investors.

Verdisys uses the intrinsic value method of calculating compensation expense for employees and directors, as described and recommended by APB Opinion 25, and allowed by FASB Statement 123. During the years ended December 31, 2002 and 2001, compensation expense of $401,291 and $341,324, respectively, was recognized for the issuance of options to employees and directors where exercise prices were below selling prices to investors at each date of grant. There has been no trading market for Verdisys stock as of May 27, 2003.

During 2002 and 2001, interest expense of $4,800 and $204,167, respectively, was recognized for the issuance of warrants to investors where exercise prices were below selling prices to investors.

Verdisys, Inc. (formerly Reconstruction Data Group, Inc.)     Report on Form 8-K
                                                                      Attachment


During 2002, Verdisys issued warrants to consultants whose stock-based compensation must be recorded at fair value pursuant to FASB Interpretation Number 44. The compensation cost recorded for these warrants was $392,000 based on the Black-Scholes option pricing model as suggested by FASB Statement 123. No warrants were issued to consultants in 2001.

Summary information regarding options and warrants is as follows:

                                                      Weighted                    Weighted
                                                       average                     average
                                        Options      Share Price    Warrants     Share Price
                                     -------------   -----------   -----------   -----------

Outstanding at December 31, 2000        1,455,372    $     . 12       558,029    $     . 61

Year ended December 31, 2001:
   Granted                              3,963,827          . 10     2,110,242          . 44
   Forfeited                             (431,370)         . 10
                                     -------------   -----------   -----------   -----------

Outstanding at December 31, 2001        4,987,829          . 11     2,668,271          . 47

Year ended December 31, 2002:
   Granted                              7,155,001          . 10     1,100,000          . 10
   Forfeited                             (717,973)         . 10      (217,362)         . 21
                                     -------------   -----------   -----------   -----------

Outstanding at December 31, 2002       11,424,857    $     . 10     3,550,909    $     . 36
                                     =============   ===========   ===========   ===========

Options outstanding and exercisable as of December 31, 2002:

                                              Outstanding           Exercisable
                                         Number       Remaining        Number
                     Exercise Price     of Shares      life          of Shares
                     --------------     ---------   ----------    -------------

                           $.10        6,958,333        9 years         617,407
                            .10        2,190,833        8 years       1,301,908
                            .10          620,000        7 years         545,000
                            .15          700,000        7 years         700,000
                            .10          946,895        3 years         795,447
                            .10            8,796        2 years           8,796
                      -------------   ----------    -----------   -------------

                                      11,424,857                      3,968,558
                                      ==========                  =============

Warrants outstanding and exercisable as of December 31, 2002:

                                              Outstanding           Exercisable
                                         Number       Remaining        Number
                     Exercise Price     of Shares      life          of Shares
                     --------------     ---------   ----------    -------------

                           $.10        1,000,000        5 years       1,000,000
                            .10          900,000        4 years         900,000
                            .15          841,667        4 years         841,667
                            .50           20,000        4 years          20,000
                           1.00          193,000        4 years         193,000
                           2.00          255,575        4 years         255,575
                            .15           58,333        3 years          58,333
                           2.00           50,000        3 years          50,000
                            .75          232,334        1 years         232,334
                      -------------   ----------    -----------   -------------

                                       3,550,909                      3,550,909
                                       =========                  =============

Verdisys, Inc. (formerly Reconstruction Data Group, Inc.)     Report on Form 8-K
                                                                      Attachment


NOTE 8 - MAJOR CUSTOMERS AND VENDORS

One customer accounted for 87% and 21% of total revenues in 2002 and 2001, respectively. During 2001, Hughes Network Systems was the sole major satellite communications services and equipment vendor and it accounted for 13% of purchases in 2001. In mid-2002, services by this vendor were terminated and replaced by Spacenet who accounted for 87% of purchases in 2002.


NOTE 9 - COMMITMENTS & CONTINGENCIES

Verdisys's current office is in Houston, Texas. The offices for 2001 and part of 2002 were in Aliso Viejo, California. The Aliso Viejo lease was for $1,800 per month and expired August 2002. The Houston office was in the home of an employee on a monthly basis for $900 per month through August 2002. In September 2002, Verdisys signed a 13-month office lease for $1,483 per month. Future minimum lease payments under the lease as of December 31, 2002 are $13,343 in 2003.

Verdisys also has a consulting agreement with its current majority stockholder for $10,000 per month through April 30, 2005, with $120,000 due during each of 2002, 2003 and 2004, and $40,000 in 2005. $138,000 was accrued and unpaid under this agreement as of December 31, 2002.

In April 2002, Verdisys entered into a three-year employment agreement with its then CEO. The base salary under the agreement was $250,000 per year with quarterly performance bonuses and 2,000,000 stock options granted in 2002 and exercisable at $.10 per share and vesting quarterly over a two-year period. $400,000 and $175,000 in expense was incurred in 2002 relating to the vested portion of these options and unpaid salary, respectively. In November 2002, this CEO quit and Verdisys is now in negotiations over what portion of these amounts and also the unvested options, if any, is due. As of May 27, 2003, management believes the current accrual is adequate and that no further expense will be necessary on the unvested options.


NOTE 10 - LITIGATION

In August 2002, Verdisys settled a lawsuit filed against it in late 2001 for breach of promissory note and breach of security agreement, by agreeing to pay $228,494. Verdisys agreed to pay $15,000 on October 1, 2002 and $5,000 per month from November 2002 through August 2004. A balloon payment is due of the remaining amount in August 2004. As of May 27, 2003, $20,000 in monthly payments are delinquent. All amounts are accrued as of December 31, 2002.


NOTE 11 - SUBSEQUENT FINANCING (unaudited)


From April 2003 through June 2003, Verdisys sold 1,239,000 shares of common stock in private placements for $.50 per share and $.75 per share for total proceeds of $779,250 with $764,150 to Verdisys net of $15,100 cost of fundraising.


In early 2003, Verdisys issued a convertible promissory note in the amount of $50,000 with 100,000 $.10 warrants that expire in January 2008.

In early 2003, Verdisys converted 1,410,000 shares of Series B convertible preferred stock into 1,410,000 shares of common stock.

From April 2003 through June 2003, Verdisys converted $1,506,190 of notes payable and accrued interest to investors to 2,877,776 shares of common stock.

From April 2003 through June 2003, 2,409,291 options were exercised at $.10 per share for 2,409,291 shares of common stock. In lieu of cash, Verdisys agreed to expense the exercise price as compensation of $240,929.

Verdisys, Inc. (formerly Reconstruction Data Group, Inc.)     Report on Form 8-K
                                                                      Attachment


From April 2003 through June 2003, 1,580,000 warrants were exercised for 1,580,000 shares of common stock. $56,500 in cash was received for the exercise of 430,000 warrants, accounts payable was reduced by $95,000 for the exercise of 950,000 warrants and notes payable to investor was reduced by $20,000 for the exercise of 200,000 warrants.

In April 2003, Verdisys issued 2,000,000 shares of common stock for software. The shares were valued at $1,000,000. The software has been determined to not be useful and was fully impaired as of June 30, 2003.

In June 2003, 100,000 shares valued at $75,000 were issued to a consultant.

In April 2003, Verdisys issued 100,000 $.10 warrants that expire in January 2007 for legal services.

In April 2003, Verdisys issued 1,280,000 10 year $.10 options to employees. 30,000 options vest monthly over three months, 750,000 options vest quarterly over three years, 300,000 options vest quarterly over one year and 200,000 options vest quarterly over two years. The intrinsic value and the fair value of these options totals $193,250.

Verdisys began selling stock at $2 per share in July 2003. As of September 18, 2003, $1,127,000 in cash had been received from this effort.


NOTE 12 - SUBSEQUENT EVENTS (unaudited)

In April 2003, an individual licensed his lateral drilling technology and equipment to Verdisys. Verdisys is required to pay $2,750,000 plus 10 percent of related gross revenue. $100,000 was due upon signing and a note payable for $2,650,000 plus 8 percent is to be paid out from May 2003 through March 2004 for a total payout of $2,970,000.

In April 2003, Verdisys signed a drilling service contract with Energy 2000, whereby Energy 2000 will pay Verdisys a minimum of $1,800,000 for lateral drilling of 45 wells. This contract is a fixed fee contract with the total price depending on the number of wells drilled and offshoot lateral bores drilled. In addition, Verdisys will receive an 80 percent interest in the net operating income after payback from these properties and will also be reimbursed for 20 percent of its field costs.

During the summer of 2003, Verdisys negotiated settlements with 9 vendors plus the two original founders for various debts carried on the books at $1,096,501 for $71,600 cash, 33,333 shares of stock (valued at $.50 or $16,666) and 150,000 warrants exercisable at $.10 and valued at $.40 or $60,000. $460,235 is shown in 2003 as debt forgiveness income for the vendors and the $548,000 related to the original founders is shown in 2003 as a contribution to capital.

In June 2003, Verdisys settled a lawsuit filed against it in April 2001 for past due accounts payable. In July 2001, Verdisys had previously agreed to pay $10,277 to settle the account. Verdisys only paid $4,277 under the original settlement agreement. In June 2003, Verdisys issued 100,000 shares of Verdisys common stock to settle the remaining amount.

On July 18, 2003, Verdisys signed an Agreement and Plan of Merger with Reconstruction Data Group, Inc. (RDGI), a publicly reporting inactive entity. The shareholders of Verdisys received 25,202,539 shares of RDGI in exchange for all of the 25,202,539 shares of Verdisys then outstanding. Verdisys became a wholly-owned subsidiary of RDGI. As of that transfer, Verdisys shareholders will now own 94.4% of the outstanding stock of the combined entity.

Verdisys, Inc. (formerly Reconstruction Data Group, Inc.)     Report on Form 8-K
                                                                      Attachment


                 Pro Forma Consolidated Condensed Balance Sheet
                 ----------------------------------------------

The following pro forma balance sheet has been derived from the balance sheet of Reconstruction Data Group, Inc. ("RDGI") at December 31, 2002 and adjusts such information to give effect to the acquisition of Verdisys, Inc. ("Verdisys"), as if the acquisition had occurred at December 31, 2002. The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at December 31, 2002. The pro forma balance sheet should be read in conjunction with the notes thereto and the financial statements and related notes thereto contained elsewhere in this filing.

A pro-forma consolidated balance sheet is presented below.

                                                       RDGI           Verdisys         DR (CR)         Pro Forma
                                                     12/31/02         12/31/02       Adjustments        Combined
                                                  --------------   --------------   --------------   --------------
Cash                                              $      11,920    $         135    $     (11,920)  $          135
Accounts receivable, net                                                  10,402                            10,402
Employee advances                                                         42,620                            42,620
Property and equipment, net                              19,934            3,755          (19,934)           3,755
Deposit                                                   1,313                            (1,313)
                                                  --------------   --------------                    --------------

                                                  $      33,167    $      56,912                     $      56,912
                                                  ==============   ==============                    ==============


Accounts payable and accrued liabilities          $      21,446    $   2,467,800           21,446    $   2,467,800
Current portion of notes payable                         55,000        1,579,562           55,000        1,579,562
Current portion of deferred revenue                      16,368           56,180           16,368           56,180
L-T portion of notes payable                              5,000                             5,000
L-T portion of deferred revenue                                           80,367                            80,367
                                                  --------------   --------------                    --------------

                                                         97,814        4,183,909                         4,183,909
                                                  --------------   --------------                    --------------

Convertible preferred stock,
  40,000,000 shares authorized
  - Series A, 2,000,000 shares
      allocated, none outstanding
  - Series B, 1,410,000 shares
      issued and outstanding                                             705,000          705,000
Common stock, no par value,
  50,000,000 shares authorized,
  3,651,500 and 14,963,139
  shares issued and outstanding                         323,825                           323,825
                                                                                       (4,199,040)
                                                                                         (705,000)       4,904,040
Common stock, no par value
  60,000,000 shares authorized,
  13,553,139 shares issued and
  outstanding                                                          4,199,040        4,199,040
Additional paid in capital                               19,167        1,913,437           19,167        1,913,437
Accumulated deficit                                    (407,639)     (10,944,474)        (407,639)     (10,944,474)
                                                  --------------   --------------                    --------------

                                                        (64,647)      (4,126,997)                       (4,126,997)
                                                  --------------   --------------                    --------------

                                                  $      33,167    $      56,912                     $      56,912
                                                  ==============   ==============                    ==============

Verdisys, Inc. (formerly Reconstruction Data Group, Inc.)     Report on Form 8-K
                                                                      Attachment


             Notes to Pro Forma Consolidated Condensed Balance Sheet
             -------------------------------------------------------

(1)  The acquisition occurred July 18, 2003.
(2) Issuance of 25,202,539 shares of common stock of RDGI for all of the outstanding stock of Verdisys.
(3) Prior to the reorganization, RDGI canceled 2,151,500 common shares in an agreement with certain of its shareholders, including the spin-off of all prior RDGI operations, assets and liabilities. After this cancellation and immediately prior to its merger with Verdisys, RDGI shareholders will own 1,500,000 shares of RDGI. No prior RDGI business operations will continue in the surviving entity.
(4) There were 13,553,139 shares issued and outstanding by Verdisys as of December 31, 2002. Shares issued from January 1 - July 18, 2003 are summarized as follows:

                                                       Shares           Value
                                                 --------------   --------------
     Cash                                            2,819,000    $     935,650
     Services                                        2,509,291          861,480
     Conversion of preferred stock                   1,410,000          705,000
     Conversion of debt                              2,911,109        1,556,190
     Asset purchase                                  2,000,000        1,000,000
                                                 --------------   --------------

                                                    11,649,400    $   5,058,320
                                                                  ==============

     Add:  shares outstanding, December 31, 2002    13,553,139
     RDGI shares                                     1,500,000
                                                 --------------


                                                    26,702,539
                                                 ==============


     Shares included in the pro forma schedule are as follows:

     Balances, December 31, 2002                    13,553,139
     Conversion of preferred stock                   1,410,000
                                                 --------------

                                                    14,963,139
                                                 ==============


After the merger, there will be 26,702,539 shares of common stock outstanding of RDGI, and Verdisys will cease to exist as a separate corporation.

                                End of Attachment